PRICING SUPPLEMENT NO. 50                                       Rule 424(b)(3)
DATED:  January 14, 2003                                    File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162

                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [ ]  Book Entry Notes [x]
$25,000,000

Original Issue Date:          Fixed Rate Notes [x]     Certificated Notes [  ]
1/17/2003

Maturity Date:  2/13/2004     CUSIP#:  073928YJ6

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  1.57%

Interest Payment Date(s):  2/13/04

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:

[  ]  Commercial Paper Rate              Minimum Interest Rate:

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):



The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.